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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  June 30, 2005
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                              CROWN NORTHCORP, INC.
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               (Exact Name of Registrant as Specified in Charter)



          Delaware                      0-22936                  22-3172740
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(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)



         P.O. Box 613, Cheyenne, Wyoming                          82001
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     (Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code      614/488-1169
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 30, 2005, Crown European Holding Limited ("CEH"), a subsidiary of Crown, sold all of the stock of Crown Fastigheter AB (formerly Crown Properties Holding
AB)("CFAB"). At the time of the sale, CFAB held a portfolio of 59 real estate assets in Sweden. Crown managed the assets in the portfolio. Pursuant to the terms of agreements governing this management relationship, Crown received incentive compensation of $3,439,389 net of payment of expenses.

While Crown nominally held the equity of CEH, financing arrangements entered into in 2003 placed 73.13% of the beneficial ownership of CEH in the hands of Kenmore Scandinavian Limited ("Kenmore") and 26.87% of the beneficial ownership with Royal Investments, L.L.C. ("Royal LLC"). Ronald E. Roark, Crown's vice chairman and chief executive officer, is the managing member of Royal LLC.

In conjunction with the sale of CFAB, Crown has entered into a new asset management agreement with the buyer to continue managing the acquired portfolio.

Also in conjunction with the sale of CFAB and its receipt of the incentive compensation noted above, Crown purchased from two holders promissory notes payable by Royal LLC for an aggregate purchase price of approximately $3.5 million. Royal LLC then repaid the promissory notes in full from its proceeds of sale.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Pursuant to the terms of the share transfer agreement governing the sale of CFAB, the buyer, until June 30, 2006, may make claims against CEH for breaches of the representations and warranties CEH has made in the agreement. CEH's aggregate liability for claims shall not exceed 72,500,000 Swedish Krona, or approximately $10 million. Crown has guaranteed CEH's liability to pay claims.

The representations and warranties CEH has made in the share transfer agreement with respect to CFAB are usual and customary for a stock sale transaction and encompass matters relating to: corporate existence, power, authority, capitalization and title; the preparation of financial statements in accordance with governing standards; the accuracy and completeness of corporate records; and the operation of properties in the real estate portfolio. Crown has been involved in the governance and administration of CFAB and the management of its real estate assets and is on the opinion that there is minimal likelihood of successful claims for breaches of representations and warranties.

In conjunction with guaranteeing CEH's liability for claims under the share transfer agreement, Crown has obtained agreements from Kenmore and Royal LLC to timely fund any liability Crown may have for a breach of a representation or warranty made by CEH. Additionally, Crown has received a fee of approximately $92,011 from CEH for making the guarantee.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                CROWN NORTHCORP, INC.



July 7, 2005                                    By:  /s/Stephen W. Brown
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                                                     Stephen W. Brown
                                                     Secretary